BEA Systems, Inc.

2315 North First Street

San Jose, California 95131

Telephone: (408) 570-8000

Fax: (408) 570-8901

www.bea.com

Exhibit 99.1

[BEA LOGO]

At the Company:

Kevin Faulkner, Vice President—Investor Relations

(408) 570-8293

Renee Sarrail, Director—Investor Relations

(408) 570-8223

BEA Reports Second Quarter Financial Results;

Net Income up 28% Year Over Year

Release of WebLogic Platform 8.1 Drives Developer Productivity and

Convergence of Application Development and Integration Markets

SAN JOSE, Calif.—August 14, 2003—BEA Systems, Inc. (Nasdaq: BEAS – news), the world’s leading application infrastructure software company, today announced results of its fiscal second quarter. For the second quarter ended July 31, 2003, BEA reported total revenues of $245.0 million, up 8% from $225.9 million in last year’s second quarter. For the second quarter, BEA reported license fees of $127.4 million, up 3% from $124.1 million a year ago. In the quarter, BEA generated cash flow from operations of $48.1 million, up from $32.2 million a year ago. As of July 31, 2003, BEA’s balance of cash and short-term investments was approximately $1.3 billion.

For the second quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $36.8 million, a 35% increase over last year’s second quarter. BEA reported GAAP operating margin of 15.0%, up from 12.1% in last year’s second quarter. BEA reported GAAP net income of $25.9 million, up 28% from $20.2 million a year ago. BEA reported GAAP diluted net income per share of $0.06 for the second quarter, up from $0.05 last year.

For the second quarter, BEA reported pro forma operating income of $43.2 million, a 22% increase over last year’s second quarter. BEA reported pro forma operating margin of 17.6%, up from 15.7% in last year’s second quarter. BEA reported pro forma net income of $30.4 million and pro forma diluted net income per share of $0.07 for the second quarter. Pro forma results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, and other non-recurring charges. A reconciliation of pro forma adjustments is summarized on pages five and six of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“BEA delivered another solid quarter, despite continuing challenges in the IT spending environment. In the second quarter, we achieved record integration license revenue and we improved our operating income, operating margin and cash flow from operations compared to last year’s second quarter,” said Alfred Chuang, BEA’s founder, chairman and CEO. “Even more exciting, though, we delivered WebLogic Platform 8.1 in July as planned. WebLogic Platform 8.1 allows customers to achieve faster time to value in their IT projects, at lower cost and with lower risk. We’re very pleased to have more than 100 partners announce support for WebLogic Platform at our launch last week, including HP, Intel, Manugistics and Siebel. Now, we look forward to the next job, executing on our go to market strategy. We’ve spent the last six months preparing our field organization, and we’re excited about our potential.”

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BEA Reports Q2 Fiscal 2004 Results

August 14, 2003 / Page 2

Key Customer and Partner Deals

Key customer and partner deals for the quarter included Alliance Data Systems, AstraZeneca, Auchan, AXA Financial, Banca San Paolo, Bank of New York, Bank of Nova Scotia, Best Buy, Biogen, BMW, British Gas Trading Limited, British Telecom, Carlson Companies, Chartered Semiconductor Manufacturing, China Mobile Hainan, China MPS, Container Corporation of India, Convergys, Deutsche Leasing, DHL, Edward Jones, European Commission, Fannie Mae, Federal Home Loan Bank of Atlanta, Freddie Mac, General Motors, Harley Davidson, Her Majesty’s Customs and Excise, Hewlett-Packard, Ingersoll-Rand, Johnson & Johnson de Brazil, Kohler, Kohl’s Department Stores, London Clearing House, Loyalty Group, Mobilkom Austria, New Century Mortgage, Nomura International, OKO Bank, Orange Communications, Paychex, Paymentech, Pegaso PCS, Probitas Pharma, Roche Pharma, Screen Actors Guild, Siemens, SmithKlineBeecham Pharmaceutical, Sony Electronics, State Bank of India, Stora Enso Oyj, TeliaSonera, Telenor, Toronto Dominion Bank, UK Inland Revenue, Verizon, Virgin Atlantic Airways, Vodafone Telecel, Wells Fargo, and Wendy’s International.

New or expanded relationships were entered into with hardware OEMs, systems integrators, ASPs, and ISVs, including Accenture, Agile, Amdocs, Aravo, Attachmate, Crystal Decisions, CSC Corporation, Dirig, Documentum, E.piphany, FileNet, HP Services, InQuira, NEON Systems, NewView, Red Hat, SAIC, salesforce.com, Siebel UAN, Tavant, Ubiquity, vCommerce, Versant, Waveset, Wily Technology, Xtime, and Yahoo!.

In addition, more than 100 partners have announced support for WebLogic Platform 8.1, including Actional, Aligo, Attachmate, Blue Titan, Braun Consulting, Burntsand, Ceon, Confluent, Cyclone Commerce, Documentum, E.piphany, eFORCE, Egenera, F5 Networks, FatWire, FileNet, Hewlett-Packard, Hitachi Consulting, Hyperion Solutions, Informatica, Intel, iWay, Manugistics, Mercator, NEON Systems, Oblix, Quest Software, Roundarch, RSA Security, Siebel, Sybase and Wily Technology.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation for more than 15,000 customers around the world, including the majority of the Fortune Global 500. BEA and its WebLogic® brand are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 77 offices in 31 countries and is on the Web at www.bea.com.

Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 30 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through August 21, 2003, by dialing 706-645-9291, access code 1727271.

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BEA Reports Q2 Fiscal 2004 Results

August 14, 2003 / Page 3

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding future market opportunity, future financial performance, new feature and product introductions, customer and partner acceptance of BEA products, and performance of BEA’s indirect channel. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuation in customer spending due to economic, geopolitical, competitive and other factors, dependence on growth of the markets for BEA’s products, dependence on new product introductions and enhancements, market acceptance of BEA’s products and enhancements, length of BEA’s sales cycle, competition, dependence on acceptance of BEA’s products by channel partners, dependence on success of BEA’s channel partners, integration of past and future acquisitions, dependence on hiring key personnel, rapid technological change, potential software defects, and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 24 through 35 of BEA’s Report on Form 10-Q for the fiscal quarter ended April 30, 2003, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Pro Forma Financial Information

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes. A reconciliation of pro forma adjustments to our GAAP financial results is summarized on pages five and six of this release.

# # #

BEA, Tuxedo, and WebLogic, are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic and BEA eLink are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

- FINANCIAL TABLES FOLLOW -

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BEA Systems, Inc.

August 14, 2003 / Page 4

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2003	2002	2003	2002
Revenues:
License fees	$127,355	$124,063	$249,694	$255,201
Services	117,693	101,800	232,648	195,505

Total revenues	245,048	225,863	482,342	450,706

Cost of revenues:
Cost of license fees	6,423	4,459	12,320	9,116
Cost of services	47,655	43,730	94,472	85,620
Amortization of acquired intangible assets	5,790	7,404	10,807	15,099

Total cost of revenues	59,868	55,593	117,599	109,835

Gross profit	185,180	170,270	364,743	340,871

Operating expenses:
Sales and marketing	94,524	91,007	186,433	184,935
Research and development	34,723	33,185	69,553	64,520
General and administrative	19,126	18,730	37,736	37,659

Total operating expenses	148,373	142,922	293,722	287,114

Income from operations	36,807	27,348	71,021	53,757
Interest and other, net	249	1,576	971	(19,307)

Income before provision for income taxes	37,056	28,924	71,992	34,450
Provision for income taxes	11,117	8,677	21,598	10,335

Net income	$25,939	$20,247	$50,394	$24,115

Net income per share:
Basic	$0.06	$0.05	$0.13	$0.06

Diluted	$0.06	$0.05	$0.12	$0.06

Shares used in computing net income per share:
Basic	401,040	406,760	401,875	405,370

Diluted	418,030	417,400	418,580	419,285

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BEA Systems, Inc.

August 14, 2003 / Page 5

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended July 31, 2003				For the Three Months Ended July 31, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$245,048	$—		$245,048	$225,863	$—		$225,863
Cost of revenues	59,868	(5,795	) (a)	54,073	55,593	(7,447	) (a)	48,146

Gross profit	185,180	5,795		190,975	170,270	7,447		177,717
Operating expenses	148,373	(625	) (b)	147,748	142,922	(659	) (b)	142,263

Income from operations	36,807	6,420		43,227	27,348	8,106		35,454
Interest and other, net	249	—		249	1,576	—		1,576

Income before provision for income taxes	37,056	6,420		43,476	28,924	8,106		37,030
Provision for income taxes	11,117	1,926	(c)	13,043	8,677	2,432	(c)	11,109

Net income	$25,939	$4,494		$30,433	$20,247	$5,674		$25,921

Net income per share	$0.06			$0.07	$0.05			$0.06

Pro forma diluted shares outstanding	418,030			418,030	417,400			417,400

(a)	Pro forma cost of revenues excludes $5 and $43 related to employer payroll taxes on stock options, and $5,790 and $7,404 related to amortization of acquired intangible assets for the three months ended July 31, 2003 and 2002, respectively.
(b)	Pro forma operating expenses exclude $41 and $66 related to employer payroll taxes on stock options, and $584 and $593 related to acquisition-related deferred stock compensation expense for the three months ended July 31, 2003 and 2002, respectively.
(c)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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BEA Systems, Inc.

August 14, 2003 / Page 6

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Six Months Ended July 31, 2003				For the Six Months Ended July 31, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$482,342	$—		$482,342	$450,706	$—		$450,706
Cost of revenues	117,599	(10,812	) (a)	106,787	109,835	(15,177	) (a)	94,658

Gross profit	364,743	10,812		375,555	340,871	15,177		356,048
Operating expenses	293,722	(1,209	) (b)	292,513	287,114	(1,578	) (b)	285,536

Income from operations	71,021	12,021		83,042	53,757	16,755		70,512
Interest and other, net	971	(198	) (c)	1,169	(19,307)	(21,933	) (c)	2,626

Income before provision for income taxes	71,992	12,219		84,211	34,450	38,688		73,138
Provision for income taxes	21,598	3,665	(d)	25,263	10,335	11,606	(d)	21,941

Net income	$50,394	$8,554		$58,948	$24,115	$27,082		$51,197

Net income per share	$0.12			$0.14	$0.06			$0.12

Pro forma diluted shares outstanding	418,580			418,580	419,285			419,285

(a)	Pro forma cost of revenues excludes $5 and $78 related to employer payroll taxes on stock options, and $10,807 and $15,099 related to amortization of acquired intangible assets for the six months ended July 31, 2003 and 2002, respectively.
(b)	Pro forma operating expenses exclude $41 and $392 related to employer payroll taxes on stock options, and $1,168 and $1,186 related to acquisition-related deferred stock compensation expense for the six months ended July 31, 2003 and 2002, respectively.
(c)	Pro forma interest and other, net excludes net losses of $198 and $21,933 related to write-downs and disposals of investments in equity securities for the six months ended July 31, 2003 and 2002, respectively.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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August 14, 2003 / Page 7

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2003	January 31, 2003
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$558,820	$578,717
Restricted cash	1,851	4,369
Short-term investments	722,317	688,753
Accounts receivable, net	199,135	208,189
Other current assets	44,724	43,869

Total current assets	1,526,847	1,523,897

Property and equipment, net	59,110	63,938
Acquired intangible assets, net	79,013	69,724
Long-term restricted cash	134,402	131,727
Other long-term assets	22,567	20,673

	$1,821,939	$1,809,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$209,269	$211,059
Deferred revenues	230,407	233,758
Current portion of notes payable and other obligations	570	764

Total current liabilities	440,246	445,581

Notes payable and other long-term obligations	6,438	8,429
Convertible subordinated notes	550,000	550,000

Stockholders’ equity:
Common stock	1,047,280	1,003,252
Accumulated deficit	(87,281)	(137,675)
Deferred compensation	(13,948)	(18,479)
Treasury stock	(123,177)	(42,095)
Accumulated other comprehensive income	2,381	946

Total stockholders’ equity	825,255	805,949

	$1,821,939	$1,809,959

(*)	Derived from audited condensed consolidated financial statements.